UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2015

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane	37604
(Address of principal executive offices)	(Zip Code)

(423) 743-9151

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On August 17, 2015, NN, Inc. (“NN”) issued a press release announcing that NN entered into a Stock Purchase Agreement with PEP Industries, LLC, a Delaware limited liability company (“Seller”), pursuant to which NN agreed to acquire from Seller (the “Acquisition”) all of the outstanding capital stock of Precision Engineered Products Holdings, Inc., a Delaware corporation (“PEP”). A copy of the press release is attached hereto as Exhibit 99.1.

On August 17, 2015, NN posted a PEP Acquisition Overview presentation on its website to provide supplemental information regarding the Acquisition. A copy of the presentation is attached hereto as Exhibit 99.2.

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of NN, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release of NN, Inc., dated August 17, 2015.

99.2	PEP Acquisition Overview Presentation, dated August 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2015

NN, INC.

By:	/s/ William C. Kelly, Jr.
Name:	William C. Kelly, Jr.
Title:	Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of NN, Inc., dated August 17, 2015.

99.2	PEP Acquisition Overview Presentation, dated August 17, 2015.